EX-21

                 SUBSIDIARIES AND BRANCHES OF AMP INCORPORATED
            (all wholly owned and included in consolidated results)


ACSYS Incorporated                  AMP do Brasil Ltda.
Burlington, Massachusetts           Sao Paulo, Brazil
(Delaware, U.S.A.)
                                    AMP de Mexico, SA.
AMP Investments, Inc.               Mexico City, D.F. Mexico
Wilmington, Delaware
                                    AMP Osterreich Handelsgesellschaft .m.b.H.
AMP Packaging Systems, Inc.         Vienna, Austria
Round Rock, Texas
(Delaware, U.S.A.)                  AMP Belgium
                                    Brussels, Belgium
Carroll Touch, Inc.                 (Branch of AMP Holland B.V.)
Round Rock, Texas
(Illinois, U.S.A.)                  AMP Czech s.r.o.
                                    Brno, Czech Republic
Emerald Computers, Inc.
Portland, Oregon                    AMP Danmark
                                    Viby, Denmark
Connectware, Inc.                   (Branch of AMP-Holland B.V.)
Richardson, Texas
(Delaware, U.S.A.)                  AMP Finland Oy
                                    Helsinki, Finland
Kaptron, Inc.
Palo Alto, California               AMP de France S.A.
                                    Paris, France
Matrix Science Corporation
Torrance, California                AMP Deutschland G.m.b.H.
(Delaware, U.S.A.)                  Frankfurt, Germany

Microwave Signal, Inc.              AMP of Great Britain Limited
Clarksburg, Maryland                London England
(Delaware, U.S.A.)
                                    AMP Hungary Manufacturing Co. Ltd.
Precision Interconnect Corporation  Esztergom, Hungary
Portland, Oregon
(Delaware, U.S.A.)                  AMP Hungary Trading Co. Ltd.
                                    Budapest, Hungary
RL Acquistion Corp.
d/b/a/ Raylan                       AMP Ireland Limited
Palo Alto, California               Dublin, Ireland
(Delaware, U.S.A.)
                                    AMP Italia S.p.A.
The Whitaker Corporation            Collegno, Italy
Wilmington, Delaware
                                    AMP Italia SUD S.p.A.
AMP of Canada, Ltd.                 Pozzilli, Italy
Toronto, Canada
(Delaware, U.S.A.)                  AMP Italia Products S.p.A.
                                    San Salvo, Italy
AMP S.A. Argentina C.I.Y.F.
Buenos Aires, Argentina             AMP-Holland B.V.
                                    's-Hertongenbosch, The Netherlands

AMP Norge A/S                       Carroll Touch International, Ltd.
Oslo, Norway                        Tokyo, Japan
                                    (Delaware, U.S.A.)
AMP Polska Sp.z.o.o.
Poznan, Poland                      Businessland Japan Company, Ltd.
                                    Tokyo, Japan
AMP Portugal, Lda.
Lisbon, Portugal                    AMP Korea Limited
                                    Seoul, South Korea
AMP Espanola, S.A.
Barcelona, Spain                    AMP Manufacturing Korea, Ltd.
                                    Seoul, South Korea
AMP Svenska AB
Stockholm, Sweden                   AMP Products (Malaysia) Sdn. Bhd.
                                    Kuala Lumpur, Malaysia
AMP (Schweiz) A.G.
Steinach, Switzerland               New Zealand AMP Ltd.
                                    Auckland, New Zealand
Decolletage S.A. St.-Maurice
St.-Maurice, Switzerland            AMP Philippines Inc.
                                    Manila, Philippines
Australian AMP Pty. Ltd.
Sydney, Australia                   AMP Singapore Pte. Ltd.
                                    Singapore
AMP Products Pacific Ltd.
Hong Kong                           AMP Manufacturing Singapore Pte., Ltd.
                                    Singapore
AMP India Private Limited
Bangalore, India                    AMP Taiwan B.V.
                                    Taipei, Taiwan
AMP Tools (India) Pvt. Ltd.         (The Netherlands)
Cochin, India
                                    AMP Manufacturing Taiwan, Ltd.
AMP (Japan), Ltd.                   Taipei, Taiwan
Tokyo, Japan
                                    AMP (Thailand) Limited
AMP Technology Japan Ltd.           Bangkok, Thailand
Tokyo, Japan
                                    AMP Elektrik-Elektronik Baglanti
                                       Sistemleri Ticaret Limited Sirketi
                                    Istanbul, Turkey

                                2

                            JOINT VENTURES

AMP-AKZO Company                    AMP Shanghai Ltd.
Chadds Ford, Pennsylvania           Shanghai, Peoples Republic of China
(New York, U.S.A. general
partnership)                        Building Technology Associates
                                    Wilmington, Delaware
AMP-AKZO Corporation
Newark, Delaware                    AMP-AKZO LinLam VoF
                                    Arnhem, The Netherlands
                                    (Dutch vof partnership)

Note: Subsidiaries and joint ventures are incorporated in the country/state of location except where indicated otherwise.



                                 3